EXHIBIT 3.2
                                     BY-LAWS

                                       OF

                     GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.

                (As Amended and Restated as of January 25, 2000)



          1.   MEETINGS OF STOCKHOLDERS

               1.1 ANNUAL MEETING. The annual meeting of stockholders shall be held on the first Thursday of May in each year, or as soon thereafter as practicable, and shall be held at a place and time determined by the board of directors (the "Board").

               1.2 SPECIAL MEETINGS. Special meetings of the stockholders may be called by resolution of the Board or by the chairman of the board. Special meetings of the stockholders shall be called by the chairman of the board or secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the directors then in office or of the holders of a majority of the outstanding shares entitled to vote. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

               1.3 PLACE AND TIME OF MEETINGS. Meetings of the stockholders may be held in or outside Delaware at the place and time specified by the Board or the officers or stockholders requesting the meeting.

               1.4 NOTICE OF MEETINGS; WAIVER OF NOTICE. Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given except when required under Section 1.5 of these by-laws or by law. Each notice of a meeting shall be given, personally or by mail, not less than 10 nor more than 60 days before the meeting and shall state the time and place of the meeting, and unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. If mailed, notice shall be considered given when mailed to a stockholder at his address on the corporation's records. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him.

               1.5 QUORUM. At any meeting of stockholders, the presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in voting interest of those present or, if no stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present, any action may be taken which might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than thirty days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 1.4.

               1.6 VOTING; PROXIES. Each stockholder of record shall be entitled to one vote for every share registered in his name. Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law or by Section 1.8 of these by-laws. Directors shall be elected in the manner provided in Section 2.1 of these by-laws. Voting need not be by ballot unless requested by a majority of the stockholders entitled to vote at the meeting or ordered by the chairman of the meeting; however, all elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after three years from its date unless it provides otherwise.

               1.7 LIST OF STOCKHOLDERS. Not less than 10 days prior to the date of any meeting of stockholders, the secretary of the corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. For a period of not less than 10 days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting. During this period, the list shall be kept either (a) at a place specified in the notice of the meeting which is within the city where the meeting is to be held or (b) at the place where the meeting is to be held. The list shall also be available for inspection by stockholders at the time and place of the meeting.

               1.8 ACTION BY CONSENT WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.

               2.  BOARD OF DIRECTORS.

               2.1 NUMBER, QUALIFICATION, ELECTION AND TERM OF DIRECTORS. The business of the corporation shall be managed by the entire Board, which shall consist of no less than seven or more than thirteen directors, the exact number to be determined from time to time by a vote of the majority of the entire Board of Directors or as provided in Article ELEVENTH of the corporation's Certificate of Incorporation. The Board of Directors shall initially be composed of seven members as follows: three directors selected by the Senior Note Committee, three directors selected by the Informal TOPrS Committee, and the Chief Executive Officer of the corporation (all capitalized terms not defined in these by-laws have the meanings given to them in the Joint Plan of Reorganization approved on September 1, 1999 by the United States Bankruptcy Court for the Southern District of New York). The number of directors may be changed by resolution of a majority of the Board or by a majority of the stockholders, but no decrease may shorten the term of any incumbent director. Directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to the provisions of Section 2.9. As used in these by-laws, the term "entire Board" means the total number of directors which the corporation would have if there were no vacancies on the Board.

               2.2 QUORUM AND MANNER OF ACTING. A majority of the entire Board shall constitute a quorum for the transaction of business at any meeting, except as provided in Section 2.10 of these by-laws. Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law or these by-laws. In the absence of a quorum a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

               2.3 PLACE OF MEETINGS. Meetings of the Board may be held in or outside Delaware.

               2.4 ANNUAL AND REGULAR MEETINGS. Annual meetings of the Board, for the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the annual meeting of stockholders, on notice as provided in Section 2.6 of these by-laws. Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

               2.5 SPECIAL MEETINGS. Special meetings of the Board may be called by the chairman of the board or by a majority of the directors.

               2.6 NOTICE OF MEETINGS; WAIVER OF NOTICE. Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to him at his residence or usual place of business at least three days before the meeting, or by delivering or telephoning or telegraphing it to him at least two days before the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

               2.7 BOARD OR COMMITTEE ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceeding of the Board or of the committee.

               2.8 PARTICIPATION IN BOARD OR COMMITTEE MEETINGS BY CONFERENCE TELEPHONE. Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

               2.9 RESIGNATION AND REMOVAL OF DIRECTORS. A director may resign at any time by delivering his resignation in writing to the chairman of the board, the president or secretary of the corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any or all of the directors may be removed at any time, either with or without cause, by majority vote of the stockholders.

               2.10 VACANCIES. Any vacancy on the Board, including one created by an increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum.

               2.11 COMPENSATION. Directors shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director may also be paid for serving the corporation, its affiliates or subsidiaries in other capacities.

               2.12 RIGHTS OF NOTEHOLDERS. Notwithstanding any other provision of these by-laws, so long as any principal, interest or other amounts (whether or not due) remain unpaid under the Indenture dated as of January 25, 2000 relating to the 10.75% Senior Secured Notes due 2004 of the Corporation's subsidiary Golden Books Publishing Company, Inc. (as such may be amended, restated, supplemented or otherwise modified from time to time and all instruments evidencing any refinancing thereof from time to time, the "Indenture" and the "Notes") or under the Notes, (i) prior to the occurrence of a Director Event (as defined in the Indenture), the Corporation's board of directors shall consist of seven members, and (ii) upon the occurrence of a Director Event, the number of members of the Corporation's board of directors shall be increased to eight as stated in the Indenture and the holders of the Notes shall have the right to elect one member of the Corporation's board of directors as specified in the Indenture and shall have all other rights and protections specified in the Indenture. Notwithstanding Section 7.4 below, this Section 2.12 and all other provisions of these by-laws that directly or indirectly implement the rights of holders of the Notes may not be amended or modified except as provided in the Indenture.

               3. COMMITTEES.

                    3.1 EXECUTIVE COMMITTEE. The Board, by resolution adopted by a majority of the entire Board, may designate an Executive Committee of one or more directors which shall have all the powers and authority of the Board, except as otherwise provided in the resolution, section 141(c) of the Delaware General Corporation Law, or any other applicable law. The members of the Executive Committee shall serve at the pleasure of the Board. All action of the Executive Committee shall be reported to the Board at its next meeting.

                    3.2 OTHER COMMITTEES. The Board, by resolution adopted by a majority of the entire Board, may designate other committees of directors of one or more directors, which shall serve at the Board's pleasure and have such powers and duties as the Board determines.

                    3.3 RULES APPLICABLE TO COMMITTEES. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member. All action of a committee shall be reported to the Board at its next meeting. Each committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.

               4. OFFICERS.

                    4.1 NUMBER; SECURITY. The executive officers of the corporation shall be the chairman of the board, the president, one or more vice presidents (including one or more executive vice presidents, if the Board so determines), a secretary and a treasurer. Any two or more offices may be held by the same person. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

                    4.2 ELECTION; TERM OF OFFICE. The executive officers of the corporation shall be elected annually by the Board, and each such officer shall hold office until the next annual meeting of the Board and until the election of his successor, subject to the provisions of Section 4.4.

                    4.3 SUBORDINATE OFFICERS. The Board may appoint subordinate officers (including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or to any committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

                    4.4 RESIGNATION AND REMOVAL OF OFFICERS. Any officer may resign at any time by delivering his resignation in writing to the chairman of the board, the president or secretary of the corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any officer elected or appointed by the Board or appointed by an executive officer or by a committee may be removed by the Board either with or without cause, and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee which appointed him or by the chairman of the board.

                    4.5 VACANCIES. A vacancy in any office may be filled for the unexpired term in the manner prescribed in Sections 4.2 and 4.3 of these by-laws for election or appointment to the office.

                    4.6 CHAIRMAN OF THE BOARD. The chairman of the board shall be the chief executive officer of the corporation, shall preside at all meetings of the Board and of the stockholders, and shall have such powers and duties as the Board assigns to him.

                    4.7 THE PRESIDENT. The president shall serve as the chief operating officer of the corporation. Subject to the control of the Board, and the chairman of the board, he shall have general supervision over the business of the corporation and shall have such other powers and duties as presidents of corporations usually have or as the Board assigns to him.

                    4.8 VICE PRESIDENT. Each vice president shall have such powers and duties as the Board or the chairman of the board assigns to him.

                    4.9 THE TREASURER. The treasurer shall be the chief financial officer of the corporation and shall be in charge of the corporation's books and accounts. Subject to the control of the Board, he shall have such other powers and duties as the Board or the chairman of the board assigns to him.

                    4.10 THE SECRETARY. The secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and of the stockholders, shall be responsible for giving notice of all meetings of stockholders and of the Board, and shall keep the seal and, when authorized by the Board, apply it to any instrument requiring it. Subject to the control of the Board, he shall have such powers and duties as the Board or the chairman of the board assigns to him. In the absence of the secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

                    4.11 SALARIES. The Board may fix the officers' salaries, if any, or it may authorize the chairman of the board to fix the salary of any other officer.

               5. SHARES.

                    5.1 CERTIFICATES. The corporation's shares shall be represented by certificates in the form approved by the Board. Each certificate shall be signed by the chairman of the board, the president or a vice president, and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and shall be sealed with the corporation's seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile.

                    5.2 TRANSFERS. Shares shall be transferable only on the corporation's books, upon surrender of the certificate for the shares, properly endorsed. The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

                    5.3 DETERMINATION OF STOCKHOLDERS OF RECORD. The Board may fix, in advance, a date as the record date for the determination of stockholders entitled to notice of or to vote at any meeting of the stockholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. The record date may not be more than 60 or less than 10 days before the date of the meeting or more than 60 days before any other action. If no such record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (b) the record date of determining stockholders for any purpose other than those specified in Section 5.3(a) shall be at the close of business on the day on which the Board adopts the resolutions relating thereto. When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 5.3, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

               6. INDEMNIFICATION

               The corporation shall indemnify and advance litigation expenses to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time and consistent with the corporation's Certificate of Incorporation, to each person who is or was an officer or director of the corporation and is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that such officer or director is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

               7. MISCELLANEOUS.

                    7.1 SEAL. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the corporation's name and the year and state in which it was incorporated.

                    7.2 FISCAL YEAR. The Board may determine the corporation's fiscal year. Until changed by the Board, the last day of the corporation's fiscal year shall be the last Saturday in December in each year, and the following fiscal year shall begin on the next day.

                    7.3 VOTING OF SHARES IN OTHER CORPORATIONS. Shares in other corporations which are held by the corporation may be represented and voted by the Board, chairman of the board, the president or an executive vice president of this corporation or by a proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

                    7.4 AMENDMENTS. By-laws may be amended, repealed or adopted by the stockholders or by a majority of the entire Board, but any by-law adopted by the Board may be amended or repealed by the stockholders.


                                       14